EXHIBIT 4.8













                 INGERSOLL-RAND COMPANY LIMITED,


                     INGERSOLL-RAND COMPANY,


                               AND


                      THE BANK OF NEW YORK,
                           as Trustee




                  SECOND SUPPLEMENTAL INDENTURE

                  Dated as of December 31, 2001



            Supplementing and Amending the Indenture
                   Dated as of March 23, 1998


SECOND SUPPLEMENTAL INDENTURE,  dated  as  of   December   31,
2001, among Ingersoll-Rand Company Limited, a company organized and existing under the laws of Bermuda ("IR-Limited"), Ingersoll-Rand Company, a New Jersey corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee"). Terms not defined herein shall have the meanings assigned to them in the Indenture.

                            RECITALS

     WHEREAS, Company and the Trustee are parties to an Indenture, dated as of March 23, 1998, as the same may be amended or supplemented from time to time (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as provided in the Indenture.

     WHEREAS, on December 31, 2001 a newly formed subsidiary of IR-Limited is expected to merge with and into the Company with the Company being the surviving corporation in the merger (the "Merger") and each outstanding share of common stock of the Company will be converted into one share of Class A common stock of IR-Limited.

     WHEREAS, in connection with the Merger, IR-Limited desires to guarantee all of the Company's obligations under the Indenture and the Securities.

     WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture, without the consent of any Holder, to make provisions with respect to matters arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

     WHEREAS, the Company and the Trustee have determined that this Second Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Second Supplemental Indenture is in form satisfactory to it.

                      W I T N E S S E T H :

     NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders, as follows:


                            ARTICLE 1
                    GUARANTEE OF OBLIGATIONS

     SECTION 1.1 Guarantee. IR-Limited hereby irrevocably and unconditionally guarantees to the Trustee and the Holders on and after the Effective Date all of the obligations of the Company under the Indenture and the Securities, including the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Securities according to the terms of the Securities and as more fully described in the Indenture. Notwithstanding the foregoing, the Company shall remain obligated under the Indenture and the Securities, in accordance with the terms of the Indenture. "Effective Date" shall mean the close of business on December 31, 2001, the date on which a certificate of merger, reflecting the Merger and filed with the Treasurer of the State of New Jersey, is expected to have become effective in accordance with New Jersey law.

                            ARTICLE 2
                      REPORTS BY IR-LIMITED

     SECTION 2.1. Reports. Section 704 of the Indenture is hereby amended by deleting it in its entirety and substituting in place thereof the following:

               SECTION 704.  REPORTS BY IR-LIMITED.

               IR-Limited shall:

               (1) file with the Trustee, within 15 days after IR-Limited is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which IR-Limited may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if IR-Limited is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by IR-Limited with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register,
          (a) concurrently with furnishing the same to its shareholders, IR-Limited's annual report to shareholders, containing certified financial statements, and any other financial reports which IR-Limited generally furnishes to its shareholders, and
          (b) within 30 days after the filing thereof with the Trustee, such summaries of any other information, documents and reports required to be filed by IR-Limited pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).


                            ARTICLE 3
                    CERTIFICATE OF COMPLIANCE

     SECTION 2.1. Certificate of Compliance. Section 1003 of  the
Indenture is hereby amended by deleting it in its entirety and substituting in place thereof the following:

               SECTION 1003. COMPLIANCE CERTIFICATES. IR-Limited will deliver to the Trustee on or before May 15 in each year ending after the date hereof, an Officer's Certificate stating that in the course of the performance by each signer of his duties as an officer of IR-Limited he would normally have knowledge of any default of the Company in the performance and observance of any of the covenants contained in Sections 1005 and 1006, stating whether or not he has knowledge of any such default and, if so, specifying each such default of which such signer has knowledge and the nature thereof.


                            ARTICLE 4
                       GENERAL PROVISIONS

     SECTION 4.1. Incorporation of Indenture. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     SECTION  4.2.  Headings. The headings of  the  Articles  and
Sections of this Second Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

     SECTION 4.3. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 4.4. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 4.5. Successors. All covenants and agreements in this Second Supplemental Indenture by the Company and IR-Limited shall be binding upon and accrue to benefit of their respective successors. All covenants and agreements in this Second Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

     SECTION 4.6. Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 4.7. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

            SECTION 4.8. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York without regard to any conflict of law principles thereof.

     SECTION 4.9 Trustee Not Responsible for Recitals. The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorizations or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                   [signature page to follow]





     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second
Supplemental Indenture, as of the date first above written.

Attest:                       INGERSOLL-RAND COMPANY LIMITED


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Attest:


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Attest:                       INGERSOLL-RAND COMPANY


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                              THE BANK OF NEW YORK, as Trustee


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